Exhibit 23.7

Consent of Independent Auditors

We consent to the use of our report dated February 18, 2026, with respect to the consolidated financial statements of Kodiak Building Partners Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.

/s/ KPMG LLP

Denver, Colorado
May 15, 2026